Exhibit 10.9

BIGBEAR.AI HOLDINGS, INC.

2021 LONG-TERM INCENTIVE PLAN

PERFORMANCE STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the BigBear.ai Holdings, Inc. 2021 Long-Term Incentive Plan, as amended, restated or otherwise modified from time to time (the “Plan”), BigBear.ai Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the target number of performance stock units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:

Grant Date:	[__], 2021

Target Number of PSUs:	150,000

Vesting Schedule:	The PSUs will vest, if at all, based on the performance metrics as set forth in Exhibit B to this Grant Notice, so long as Participant has not incurred a Termination of Service prior to the applicable settlement dates set forth therein.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice (including all exhibits thereto), the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

[Signature Page Follows]

BIGBEAR.AI HOLDINGS, INC.	PARTICIPANT

By:
Name:
Title:

SIGNATURE PAGE

TO

PERFORMANCE STOCK UNIT GRANT NOTICE

Exhibit A

PERFORMANCE STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Award of PSUs. The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.

1.2 Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3 Unsecured Promise. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting. The PSUs will vest according to the vesting terms set forth in the Grant Notice.

2.2 Forfeiture. In the event of Participant’s Termination of Service for any reason, any PSUs that have not yet been settled in accordance with Section 2.4 will immediately and automatically be cancelled and forfeited as of the date of such Termination of Service at no cost to the Company.

2.3 Dividend Equivalents. In the event that the Company declares and pays a cash dividend in respect of its outstanding Shares and, on the record date for such dividend, Participant holds PSUs granted pursuant to this Agreement, the Company shall record the amount of such dividend in a bookkeeping account and pay to Participant an amount in cash equal to the cash dividends Participant would have received if Participant was the holder of record, as of such record date, of a number of Shares equal to the number of PSUs held by Participant that have not been settled as of such record date, such payment to be made on the date on which such PSUs are settled in accordance with Section 2.4 (the “Dividend Equivalents”). For purposes of clarity, if any of the PSUs are forfeited by Participant pursuant to the terms of this Agreement, then Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

2.4 Settlement. As soon as administratively practicable following a Measurement Date, as set forth in Exhibit B to the Grant Notice, but in no event later than the end of the calendar quarter following such Measurement Date, the Company shall deliver to Participant a number of Shares equal to the number of PSUs, if any, that become vested with respect to such Performance Period (provided that the Participant has not incurred a Termination of Service prior to such settlement date). All Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

ARTICLE IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):

BigBear.ai Holdings, Inc.

Attn: General Counsel

6811 Benjamin Franklin Drive

Columbia, MD 21046

If to Participant, at Participant’s last known address on file with the Company. Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

4.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7 Entire Agreement. The Plan, the Grant Notice and this Agreement (in each case, including all exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company or an Affiliate and Participant in effect as of the date a determination is to be made under this Agreement.

4.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.

4.10 Non-Transferability. During the lifetime of Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the PSUs not any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.11 Legends. If a stock certificate is issued with respect to the Shares delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission and any other Applicable Laws. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the Shares are subject to the restrictions set forth in this Agreement.

4.12 No Right to Continued Service or Awards. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

4.13 Satisfaction of Claims. Any issuance or transfer of Shares or other property to Participant or Participant’s legal representative, heir, legatee or distribute, in accordance with the Plan, the Grant Notice and this Agreement shall be in full satisfaction of all claims of such person hereunder.

4.14 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.15 Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet or third party website to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, Participant’s manual signature.

4.16 Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

Exhibit B

VESTING SCHEDULE AND PERFORMANCE METRICS

ARTICLE I.

GENERAL TERMS

1.1 General. This Exhibit B contains the performance vesting conditions and methodology applicable to the PSUs. Subject to the terms and conditions set forth in the Grant Notice, the Plan and the Agreement, the portion of the PSUs subject to this Award that become vested, if any, with respect to each Performance Period (as defined below) will be determined upon the Committee’s certification of achievement of the performance criteria in accordance with this Exhibit B.

1.2 Vesting Requirements.

(a) General. As soon as administratively practicable, and in any event within the first calendar quarter following the end of a Performance Period (as defined below), the Committee shall determine the Company’s total commercial revenue computed under Generally Accepted Accounting Principles (GAAP) (the “TCR”) for such Performance Period, and on the settlement date for such Performance Period (as set forth in Section 2.4 of the Agreement), a number of PSUs (if any) shall become vested, with such number of PSUs equal to (i) the Target PSUs applicable to such Performance Period, as set forth in Section 1.2(b) below, multiplied by (ii) the applicable Performance Factor set forth in Section 1.2(c) below.

(b) Performance Targets. During each performance period set forth in the table below (each, a “Performance Period”), up to twenty-five percent (25%) (i.e., 37,500) (the “Target PSUs”) of the Target Number of PSUs set forth in the Grant Notice are eligible to become vested upon the Company’s achievement of the TCR target set forth in the table below (each, a “TCR Target”) for such Performance Period, as measured on the last date of such Performance Period (each, a “Measurement Date”).

Performance Period	TCR Target	Target PSUs
January 1, 2022 – December 31, 2022	$22,000,000	37,500
January 1, 2023 – December 31, 2023	$65,000,000	37,500
January 1, 2024 – December 31, 2024	$144,000,000	37,500
January 1, 2025 – December 31, 2025	$266,000,000	37,500

(c) Performance Factor. The number of PSUs, if any, that vest with respect to a Performance Period will be determined in accordance with the following table:

Performance Vesting Schedule
Percentage of TCR Target Achieved	Percentage of Target PSUs That Vest (each, a “Performance Factor”)
100%	100%
90%	90%
80%	60%
70%	30%
less than 70%	0%

(d) Illustrative Example. The following table provides an example of the application of the performance vesting targets and performance factors for the 2022 Performance Period.

2022 Performance Period
TCR Target	TCR Target Achieved	Percent of Target PSUs Vested
22,000,000	70% Achieved	30% of 37,500 (i.e. 11,250)
22,000,000	80% Achieved	60% of 37,500 (i.e. 22,500)
22,000,000	90% Achieved	90% of 37,500 (i.e. 33,750)
22,000,000	100% Achieved	100% of 37,500 (i.e. 37,500)

(e) Interpolation. To the extent that a TCR Target for a Performance Period is between specified vesting levels, the portion of the Target PSUs that shall vest shall be determined on a pro rata basis using straight-line interpolation; provided that the maximum portion of the Target PSUs that may vest based on TCR Target for a Performance Period shall not exceed 100% of the Target PSUs; provided further, that to the extent the TCR Target achieved as of a Measurement Date is less than 70% of the TCR Target, all Target PSUs for that Performance Period (and all rights arising from such PSUs) shall be immediately forfeited without consideration and the Participant shall have no further rights with respect to the forfeited PSUs.

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